CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




     We consent to the inclusion in this Registration Statement of HelpCity, Inc. (the Company, formerly known as HelpCity.com, LLC) on Amendment No. 2 to Form SB-2 of our report dated March 5, 2001, on the financial statements of the Company as of December 31, 2000 and 1999, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us as it appears under the caption Experts in such Prospectus.



                                   /s/ Corbin & Wertz

                                   CORBIN & WERTZ


Irvine, California
October 30, 2001